                                                                     Exhibit 4.2

                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (this "Agreement") is made and entered into this 21st day of February, 2002, by and between MCM Capital Group, Inc., a Delaware corporation (the "Company"), and the purchasers listed in Schedule A hereto (collectively the "Purchasers").

                                    RECITALS

         WHEREAS, the Company proposes to issue and sell, and the Purchasers are willing to purchase, shares of Series A Senior Cumulative Participating Convertible Preferred Stock of the Company having the preferences, rights and privileges set forth in the Certificate of Designation attached as Exhibit A hereto (the "Convertible Preferred Stock") at a per share price of $5.00 (the "Purchase Price"); and

         WHEREAS, subject to the terms and conditions hereof, each of the Purchasers is willing to purchase the number of shares of Convertible Preferred Stock indicated opposite its name on Schedule A (collectively, the "Purchaser Shares");

         NOW, THEREFORE, in consideration of the several and mutual promises, agreements, covenants, understandings, undertakings, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       PURCHASE AND SALE.

         Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth below, at the Closing (as defined below), the Company agrees to sell to the Purchasers, and each of the Purchasers, severally and not jointly, agrees to purchase from the Company at the Purchase Price the aggregate number of Purchaser Shares set forth opposite the name of such Purchaser in Schedule A attached hereto.

2.       CLOSING; DELIVERY.

         (a) The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York, at 10:00 a.m. on a date mutually agreed to by the Purchasers and the Company, but in any event not later than February 22, 2002, unless otherwise mutually agreed to by the Purchasers and the Company (the "Closing Date").

         (b) At the Closing, the Company will deliver to each Purchaser a certificate or certificates in definitive form in such denominations and registered in such Purchaser's name (or the name of its nominee), representing the Purchaser Shares to be purchased by such Purchaser against payment by such Purchaser of the Purchase Price therefor. All such Purchase Price payments shall be made by the applicable Purchaser by wire transfer of immediately available funds to the account of the Company at such bank and to such account may be specified by the Company by written notice to the Purchasers not less than three Business Days prior to the Closing.

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3.       REPRESENTATIONS AND WARRANTIES.

         (a) The Company hereby represents and warrants to each of the Purchasers as follows:

                  (i) The Company, and each of its subsidiaries, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company, and this Agreement, when duly executed and delivered by the Purchasers, will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (iii) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the close of business on the date immediately preceding the date hereof, 7,161,131 shares of Common Stock were issued and outstanding and no shares of preferred stock were issued or outstanding. Except as set forth in Schedule B attached hereto, there are no outstanding options, warrants, rights or securities convertible into or exchangeable for any class of capital stock of the Company, and no authorization therefor has been given, except as contemplated hereby. All outstanding shares of capital stock and other equity or voting securities of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of any preemptive right or any similar right.

                  (iv) The Purchaser Shares have been duly authorized by all necessary corporate action of the Company, and when issued and paid for in accordance herewith, will be duly and validly issued, fully paid and nonassessable and not subject to or issued in violation of any preemptive rights or any similar right. The Company has duly reserved for issuance upon conversion or other exercise of rights under the Purchaser Shares from its authorized but unissued shares of Common Stock such number of shares of Common Stock as is necessary to permit the conversion or other exercise of the Purchaser Shares in full.

                  (v) Except as set forth in Schedule 3(a)(v) of the Disclosure Schedules attached hereto, the execution and delivery of this Agreement and the Registration Rights Agreement attached hereto as Exhibit B (the "Registration Rights Agreement"), the adoption by the Board of Directors of the Company of the certificate of designation attached hereto as Exhibit A (the "Certificate of Designation"), the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company, or any indenture, mortgage, deed or trust, loan agreement or other agreement or instrument to which the Company is a party or by which any of its properties or assets are bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of its properties or assets; and will not result in any anti-dilution adjustment pursuant to the terms of any outstanding options, warrants, rights or convertible debentures; and no consent, approval, authorization, order, registration or qualification of or with any such governmental instrumentality or court is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Certificate of Designation, the issuance and sale of the Purchaser Shares, or the issuance of shares of Common Stock upon conversion or other exercise of the Convertible Preferred Stock, except for the filing of the Certificate of Designation with the Secretary of State of Delaware, a Form D with the U.S. Securities and Exchange Commission (the "Commission") and any necessary State blue sky or similar filings.

                  (vi) The Company has filed with the Commission all forms, reports, schedules, registration statements, definitive proxy statements and other documents required to be filed by the Company with the Commission under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange
Act of 1934 (the "Exchange Act") since January 1, 2001 (as they have been amended or superseded by subsequent filings under the Securities Act or Exchange Act since the time of their filing, and including any documents filed as exhibits thereto and all financial statements or schedules included or incorporated by reference therein, collectively, the "SEC Reports"). The SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder. As of their respective dates, as of the date they were filed or, if amended or superseded by subsequent filings under the Securities Act or Exchange Act, as of the date of such amendment or superseding filing, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (vii) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports (as such financial statements have been amended or restated since the time of that filing) was prepared in accordance with United States generally accepted accounting principles (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Exchange Act and subject to normal year-end audit adjustments which are not individually or in the aggregate material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (except as otherwise noted therein). The Company has not incurred any material liability or contingent liability since September 30, 2001, except for liabilities incurred in the ordinary course of business, none of which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                  (viii) Except as set forth in Schedule C hereto, no stockholder of the Company or any other third party has the contractual right to require the Company to register for public resale any securities issued by the Company.

         (b) Each of the Purchasers hereby represents and warrants severally and not jointly to the Company with respect to such Purchaser as follows:

                  (i) To the extent such Purchaser is an entity, it has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization.

                  (ii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action, and this Agreement, when duly executed and delivered by such Purchaser, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (iii) Such Purchaser has or will not later than the Closing Date have sufficient cash resources on hand to purchase the Purchaser Shares to be purchased by such Purchaser on the terms and conditions contained in this Agreement.

                  (iv) No state, federal or foreign regulatory approvals, permits, licenses, or consents or other contractual or legal obligations are required to be obtained by such Purchaser in order to enter into this Agreement or purchase its Purchaser Shares.

                  (v) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms hereof do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or bylaws of such Purchaser, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Purchaser is a party or by which any of such Purchaser's properties or assets are bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental jurisdiction over such Purchaser or any of such Purchaser's properties or assets; and no consent, approval or authorization of any government, governmental instrumentality or court, domestic or foreign, is required for the valid authorization, execution, delivery and performance by such Purchaser of this Agreement or the consummation of the transactions contemplated by this Agreement.

                  (vi) Such Purchaser is acquiring its Purchaser Shares, and any underlying Common Stock issuable upon conversion or other exercise thereof, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

                  (vii) The Purchaser is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

                  (viii) The Purchaser acknowledges that the offer and sales of the Purchaser Shares is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Purchaser Shares.

                  (ix) The Company has made available to each Purchaser and its respective advisors, if any, all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchaser Shares which have been requested by such Purchaser. Each Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.

                  (x) Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchaser Shares or the fairness or suitability of the investment in the Purchaser Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchaser Shares.

4.       COVENANTS.

         The Company agrees with the Purchasers as follows:

         (a) The Company will promptly advise the Purchasers of and consult with the Purchasers and their counsel if any of the representations and warranties contained in Section 3(a) hereof were inaccurate in any material respect when made.

         (b) The Company shall at all times reserve and keep available for issue upon conversion or other exercise of the Purchaser Shares such number of authorized but unissued shares of Common Stock deliverable upon the conversion of or other exercise of rights under the Purchaser Shares (including Convertible Preferred Stock issued in lieu of cash dividends, to the extent permitted under the Certificate of Designation) as will be sufficient to permit the conversion or other exercise thereof in full.

         (c) The Company shall, as long as 10% or more of the Purchaser Shares shall remain outstanding or any Purchaser nominee elected pursuant to the provisions of Section 3(b) of the Certificate of Designation remains a member of the Board, maintain the Company's current directors' and officers' insurance policy or in replacement thereof, with a reputable and creditworthy insurer acceptable to Triarc Companies, Inc. and C.P. International Investments Limited and in providing substantially equivalent coverage to that provided under the Company's current directors' and officers' insurance policy.

         (d) Prior to the Closing Date, the Company and each Purchaser agrees that it shall make no written or other public disclosure or announcement regarding this Agreement or discuss the terms hereof with any person without the prior written consent of the other parties, except for disclosures to the professional advisors, employees and directors of the parties or as otherwise required by law or the rules and regulations of the Commission or any applicable stock exchange; provided that any proposed press release or other disclosure with respect to this Agreement shall be provided in advance by the disclosing party to Triarc Companies, Inc. and C.P. International Investments Limited subject to their approval, such approval not to be unreasonably withheld (it being agreed that the failure of such parties to respond within two Business Days to any proposed press release or other disclosure provided to them shall constitute their approval thereof).

         (e) The Company acknowledges that it shall, to the extent permitted by law, treat the Convertible Preferred Stock as "common stock" under U.S. federal income tax principles and not "preferred stock" within the meaning of Section 1.305-5(a) of the Treasury Regulations. The Company agrees, to the extent permitted by law, to treat any dividend paid on the Convertible Preferred Stock in the form of additional Convertible Preferred Stock as a tax-free stock dividend pursuant to Section 305(a) of the U.S. Internal Revenue Code and will not take any position inconsistent therewith for U. S. federal income tax reporting purposes. The Company and the Purchasers acknowledge that the determination of whether the Convertible Preferred Stock constitutes "preferred stock" for purposes of Section 305 of the Code is determined at the time a distribution is made, based upon all of the facts and circumstances which indicate whether such Convertible Preferred Stock has little or no likelihood of actually participating currently and upon liquidation in the earnings and growth of the Company.

         (f) The Company will furnish the following reports to each Purchaser so long as such Purchaser beneficially owns at least 10% of the shares of Convertible Preferred Stock purchased by it:

                  (i) Copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively, promptly upon filing thereof with the Commission; and

                  (ii) Copies of any current reports on Form 8-K, promptly upon filing thereof with the Commission.

         (g) The Company will prepare and furnish, upon written request which refers to this provision, to any Purchaser so long as such Purchaser beneficially owns at least 10% of the share of Convertible Preferred Stock purchased by it:

                  (i) As soon as practicable after the end of each month and in any event within thirty days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month, and consolidated statements of operations and of cash flows of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with United States generally accepted accounting principles consistently applied, together with a comparison of such statements to the Company's operating plan then in effect and approved by its

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Board of Directors (the "Board"), or the Executive Committee thereof, and a comparison of such statements to the statements for the corresponding periods of the Company's previous fiscal year, and certified, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company; and

                  (ii) As soon as available (but in any event within sixty days prior to the commencement of its fiscal year) a summary of the business plan and financial plan of the Company for the next fiscal year, as contained in its operating plan approved by the Board. Any material changes in such financial plan shall be submitted as promptly as practicable after such changes have been approved by the Board;

provided that the Company shall be required to furnish to any Purchaser any of the information referred to in this Section 4(g) only at the same time and to the same extent it is required to furnish such information to its banks or other lenders pursuant to any of the Company's financing arrangements; and provided further, that each Purchaser agrees to keep all non-public information furnished to it pursuant to this Agreement confidential and not to take any actions with respect thereto which violate any applicable laws.

         (h) So long as any Purchaser beneficially owns at least 10% of the shares of Convertible Preferred Stock purchased by it, the Company will permit such Purchaser to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants on reasonable notice, all at such reasonable times during normal business hours and as often as any such person may reasonably request.

5.       CLOSING CONDITIONS.

         (a) The respective obligations of the Purchasers and the Company to consummate the purchase and sale of the Purchaser Shares shall be subject in the discretion of the Company or the Purchasers, as the case may be, to the conditions that (i) all representations and warranties and other statements of the other party were true and correct in all material respects when made and shall be repeated and be true and correct in all material respects at and as of the Closing (other than those qualified by materiality, which shall be true and correct in all respects), and (ii) the other party or parties shall have performed all of its obligations hereunder theretofore to be performed at or prior to the Closing in all material respects.

         (b) The obligations of the Purchasers to consummate the purchase of the Purchaser Shares shall be subject to the following additional conditions precedent:

                  (i) The Purchasers shall have received a certificate, dated such Closing Date, of the president or any vice president and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct in all material respects when made and as of the Closing (other than those qualified by materiality, which shall be true and correct in all respects), the Company has complied with all agreements and satisfied all

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conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and, except as set forth in Schedule 5(b)(i) of the Disclosure Schedules attached hereto, subsequent to September 30, 2001, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole;

                  (ii) The Purchasers shall have received an opinion of Snell & Wilmer, L.L.P., counsel to the Company, in form and substance satisfactory to the Purchasers;

                  (iii) The Purchasers shall have received an opinion from BDO Seidman, LLP, with respect to certain matters relating to Section 382 of the U.S. Internal Revenue Code, in form and substance reasonably satisfactory to the Purchasers;

                  (iv) The Purchasers shall have received evidence of such amendments, consents and waivers to the existing registration rights agreements to which the Company is a party as shall be necessary to give effect to the Registration Rights Agreement;

                  (v) The Purchasers shall have received evidence of the restructuring of the terms and amount of the Company's outstanding indebtedness to ING (U.S.) Capital LLC ("ING"), as well as relief from restricted payments covenants sufficient to permit payments on the Convertible Preferred Stock as provided in the Certificate of Designation, and the surrender by ING of warrants to purchase 200,000 shares of Common Stock, in form and substance satisfactory to the Purchasers;

                  (vi) The Purchasers shall have received evidence of the qualification under applicable Blue Sky laws or exemption therefrom the shares of Convertible Preferred Stock to be issued and sold hereunder and the shares of Common Stock to be issued upon conversion or other exercise of the Convertible Preferred Stock;

                  (vii) The Certificate of Designation establishing the rights and preferences of the Convertible Preferred Stock, shall have been filed in the Secretary of State of Delaware and become effective;

                  (viii) No actions, suits or proceedings of any governmental authority or other Person relating to the transactions contemplated hereby shall be pending or threatened;

                  (ix) The Company shall have entered into the Registration Rights Agreement with the Purchasers; and

                  (x) The Purchasers shall have received evidence, satisfactory to them, of the waiver by Cargill of the application of the antidilution provision of the warrants issued to it with respect of the issuance and exercise of the Convertible Preferred Stock.

6.       INDEMNIFICATION.

         (a) The Company shall indemnify and hold harmless the Purchasers from and against any and all loss, damage, liability, or expense including costs and reasonable attorneys' fees, that the foregoing may incur by reason of, or in connection with any breach of any of its representations and warranties or any failure on its part to fulfill any of the Company's covenants, agreements or obligations set forth herein.

         (b) The Purchasers shall indemnify and hold harmless the Company from and against any and all loss, damage, liability, or expense including costs and reasonable attorneys' fees, that the foregoing may incur by reason of, or in connection with any breach of any of the respective Purchasers' representations and warranties or any failure on the respective Purchasers' part to fulfill any of the respective Purchasers' covenants, agreements or obligations set forth herein.

         (c) The Company shall defend, hold harmless and indemnify each Purchaser, its respective affiliates and controlling persons and each of the foregoings' respective shareholders, officers, directors and employees (each, an "Indemnitee" and collectively, the "Indemnitees") from and against any and all claims, actions, suits, judgments, demands, damages, losses, liabilities (including liabilities for penalties), fines, amounts paid in settlement, and all other costs or expenses of any nature or kind whatsoever, including reasonable fees and disbursements of counsel and other professional advisers, arising out of or resulting from any claim, action, investigation or Proceeding (as defined in Section 12 below) in connection with or relating to the execution, delivery or performance of this Agreement (excluding, however, any claim to enforce the performance by such Purchaser of its express representations, warranties or obligations under this Agreement) or the consummation of the transactions contemplated hereby (the "Transactions ") including, without limitation:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10 below) any such settlement is effected with the written consent of the Company; and

                  (ii) against any and all expense whatsoever, as incurred, including the fees and disbursements of counsel and other professional advisers chosen by the Purchasers, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under any of the foregoing provisions of this Section 6(c).

(collectively, all such amounts are herein called "Losses").

         (d) In furtherance of the foregoing indemnification and without limiting the generality thereof, each Indemnitee shall be entitled to the rights of indemnification provided in Section 6(c) if such Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding. Pursuant to this Section 6(d), each Indemnitee shall be indemnified by the Company against all Losses arising in connection with such Proceeding.

7.       INDEMNIFICATION FOR EXPENSES OF INDEMNITEE AS A WITNESS.

         Notwithstanding any other provision of this Agreement, to the extent that any Indemnitee is a witness in any Proceeding, such Indemnitee shall be indemnified against all Losses incurred by it or on its behalf in connection with its service as a witness.

8.       ADVANCEMENT OF EXPENSES.

         Notwithstanding any other provision of this Agreement, the Company shall advance all expenses incurred by or on behalf of any Indemnitee in connection with any Proceeding within ten days after the receipt by the Company of a statement from such Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Each such statement shall reasonably evidence expenses addressed therein. Any advances pursuant to this Section 8 shall be unsecured and interest free. Each Purchaser hereby agrees to repay any amount so advanced if and to the extent that it shall ultimately be determined that any Indemnitee affiliated with such Purchaser was not entitled to indemnification or contribution with respect to such matter.

9.       ACTIONS AGAINST PARTIES; NOTIFICATION.

         Each Indemnitee shall give notice as promptly as reasonably practicable to the Company of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Company shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Agreement. Counsel to the Indemnitee shall be selected by the Company, and shall be reasonably acceptable to the relevant Purchaser. The relevant Purchaser may participate at its own expense in the defense of any such action. In no event shall the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnitees in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Company shall not, without the prior written consent of the Purchasers, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under Section 6 hereof (whether or not the Indemnitees are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnitee from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnitee.

10.      SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE.

         Subject to the provisions of Section 8, if at any time an Indemnitee shall have requested the Company to reimburse the Indemnitee for fees and expenses of counsel, the Company agrees that it shall be liable for any settlement of the nature contemplated by Section 9 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Company of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) the Company shall not have reimbursed such Indemnitee in accordance with such request prior to the date of such settlement.

11.      NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; SUBROGATION.

         (a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitees may at any time be entitled under applicable law, the Certificate of Incorporation of the Company, the Bylaws of the Company, any other agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment or termination of this Agreement or of any provision hereof shall limit or restrict any right of an Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment or termination. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

         (b) Upon payment in full of all Losses in respect of any matter that is the subject of indemnification under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitees against third parties, who shall execute all papers required and take all action, at the Company's request and expense, necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

12.      DEFINITION.

                  (i) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or required by law to be closed.

                  (ii) "Person" means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust, unincorporated organization or government or other entity.

                  (iii) "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal administrative or investigative, in which any Indemnitee was, is or will be involved as a party or otherwise, arising out of or in connection with the execution, delivery or performance of any of the this Agreement or the consummation of the transaction contemplated hereby.

13.      TERMINATION.

         Notwithstanding any other provision of this Agreement, this Agreement shall terminate upon the occurrence of one of the following events:

         (a) at any time upon the mutual written agreement of all parties; or

         (b) by any party if the Transactions are not consummated by February 22, 2002, other than as a result of the breach of this Agreement by the party seeking to terminate this Agreement.

14.      ATTORNEYS' FEES.

         If any Proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover, without duplication of anything provided for elsewhere herein, reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

15.      SUCCESSORS AND ASSIGNS.

         Except as expressly provided in Sections 6, 7, 8, 9, 10, and 11 hereof, nothing in this Agreement, express or implied, is intended to confer upon any party other than the signatories hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. The rights and obligations of the parties hereunder shall not be assignable without the prior written consent of the other parties hereto and any attempt so to assign such rights or obligations without such consent shall be void and of no effect, provided, that a Purchaser may assign its rights hereunder to any majority-owned subsidiary of such Purchaser, but shall not thereby be released from its obligations hereunder.

16.      EXPENSES.

         The Company shall pay or reimburse the Purchasers for their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of counsel) incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby (other than the Purchase Price for the purchase of the Purchaser Shares).

17.      GOVERNING LAW.

         This Agreement shall be governed by and construed under the law of the State of New York, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction.

18.      COUNTERPARTS.

         This Agreement may be executed at different times and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.      TITLES AND SUBTITLES.

         The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

20.      NOTICES.

         All communications hereunder shall be in writing and, if to the Company, shall be mailed, delivered or telecopied and confirmed to it at:

                  5775 Roscoe Court
                  San Diego, California  92123
                  Attention: Barry R. Barkley, Chief Financial Officer cc: Robin R. Pruitt, General Counsel
                  Facsimile No.:  (858) 309-6977

                  with a copy to:

                  Snell & Wilmer L.L.P.
                  One Arizona Center
                  Phoenix, Arizona 85004
                  Attention:  Steven D. Pidgeon, Esq.
                  Facsimile No.:  (602) 382-6070

                  and to:

                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, NY 10103
                  Attention:  Sheldon G. Nussbaum, Esq.
                  Facsimile No.:  (212) 318-3400

And if to the Purchasers, shall be mailed, delivered or telecopied and confirm to them at the address provided in Schedule D hereto with a copy to:

                  Debevoise & Plimpton
                  919 Third Avenue
                  New York, New York 10022
                  Attention: Steven Ostner, Esq.
                  Facsimile No.: (212) 909-6386

                  and to:

                  Triarc Companies, Inc.
                  280 Park Avenue
                  New York, NY 10017
                  Attention: General Counsel
                  Facsimile No.: (212) 451-3216

21.      ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.

         This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties; provided that no amendment, modification or supplement to this Agreement, or any decision in respect of this Agreement by the Company, shall be effective unless approved by a majority of the directors then serving on the Board of Directors who have not been, are not then, and are not anticipated to be affiliated in any manner, whether as an employee, officer, director, stockholder, owner, consultant, agent, counsel or otherwise (a "representative") to, of or with any holder of the Convertible Preferred Stock.

22.      SEVERABILITY.

         If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms. In addition, if any such provision, or any part thereof, is held to be unenforceable, the parties agree that the court, regulatory agency or other governmental body making such determination shall have the power to delete or add specific words or phrases, so that such provision shall then be enforceable to the fullest extent permitted by law.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, and intending to be legally bound thereby, each of the Purchasers and the Company has signed or caused to be signed its name as of the day and year first above written.


                                    COMPANY:

                                    MCM CAPITAL GROUP, INC.


                                    By: /s/ Carl C. Gregory, III
                                       ----------------------------------------
                                    Name: Carl C. Gregory, III
                                    Its: President and CEO

                                    PURCHASERS:

                                    MADISON WEST ASSOCIATES CORP.


                                    By: /s/ Francis T. McCarron
                                       ----------------------------------------
                                    Name: Francis T. McCarron
                                    Its: Senior Vice President and CFO

                                    C.P. INTERNATIONAL INVESTMENTS LTD.

                                    By: /s/ David Barnett
                                       ----------------------------------------
                                    Name: David Barnett
                                    Its: Director

                                    ROBERT MICHAEL WHYTE

                                    /s/ Neville Joel Katz
                                    -------------------------------------------
                                    Signed by Neville Joel Katz, Power of
                                    Attorney for Robert Michael Whyte


                                    THE PELTZ FAMILY LIMITED PARTNERSHIP

                                    By: /s/ Nelson Peltz
                                       ----------------------------------------
                                        Name:  Nelson Peltz
                                        Title: General Partner

                                    JONATHAN P. MAY 1998 TRUST

                                    By: /s/ Peter W. May
                                       ----------------------------------------
                                        Name: Peter W. May
                                        Title: Co-Trustee

                                    LESLIE A. MAY 1998 TRUST

                                    By: /s/ Peter W. May
                                       ----------------------------------------
                                        Name: Peter W. May
                                        Title: Co-Trustee

                                    ERIC D. KOGAN

                                    /s/ Eric D. Kogan
                                    -------------------------------------------


                                    JOHN L. BARNES, JR.

                                    /s/ John L. Barnes, Jr.
                                    -------------------------------------------


                                    JARRETT POSNER

                                    /s/ Jarrett Posner
                                    -------------------------------------------


                                    BRIAN L. SCHORR

                                    /s/ Brian L. Schorr
                                    -------------------------------------------


                                    STUART I. ROSEN

                                    /s/ Stuart I. Rosen
                                    -------------------------------------------


                                    ALEX LEMOND

                                    /s/ Alex Lemond
                                    -------------------------------------------